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                 Exhibit 23.1 - Consent of Independent Auditors

   We consent to the incorporation by reference in the Registration Statement on Form S-3 of Energy West Incorporated and in the related Prospectus pertaining to the Dividend Reinvestment Plan of our report dated August 21, 1998 with respect to the consolidated financial statements and schedule of Energy West Incorporated included in this Annual Report (Form 10-K) for the year ended June 30, 1998.

                         ERNST & YOUNG LLP

   Denver, Colorado
   September 23, 1998





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